                          BUSINESS TERM LOAN AGREEMENT

Loan Agreement dated March 8, 1996, among Linographics (Delaware) Corporation, a Corporation [having its principal place of business]********577 Second Street, San Francisco, CA ("Borrower") and guarantor(s) identified by their execution below ("Borrower" and "Guarantor(s)" collectively referred to hereafter as the "Obligors") and THE CHASE MANHATTAN BANK, N.A. (the "Bank"). The Borrower has requested and the Bank has agreed to make a loan to the Borrower in the principal amount of $150,000 (the "Loan"). The Bank and the Obligors agree as follows:

        (1) THE NOTE AND OTHER LOAN DOCUMENTS:

            a. The frequency, time, place, mode and number of payments and the interest rate and method of computing interest are described in the Promissory Note evidencing the Loan, made substantially in the form of Exhibit A hereof; and

            b. Borrower shall have the right, upon three days written notice, to prepay the Loan without penalty in an amount equal to an installment (or multiples thereof) to be applied to installments in inverse order of maturity.

            c. As used in this Agreement "Loan Documents" means the Application, this Agreement, the Note, and any Guaranty, Security Agreement, Pledge Subordination Agreement or other document executed in connection with the Loan.

        (2) REPRESENTATIONS AND WARRANTIES: In order to induce the Bank to enter into this Agreement and to make the Loan, each Obligor represents and warrants to the Bank that:

            a. All the information and statements contained in the Application for the Loan, attached thereto or delivered to the Bank in connection therewith (the "Application"), is complete and accurate as of the date hereof.

            b. (As to each Obligor that is not an individual) it:

               (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

               (ii) is duly qualified and in good standing in every jurisdiction in which it presently engages in business and in which such qualification is required;

               (iii) has the power, authority and legal right to own, or lease and enjoy undisturbed, the assets of the business and engage in business as now conducted;

               (iv) has the power, authority and legal right to enter into and execute this Agreement, the Note, and any other Loan Document to which it is a party and

               (v) the execution and performance of the Loan Documents to which it is a party have been duly authorized and each Loan Document is, or where delivered will be, a legal, valid and binding obligation of the Obligor enforceable such Obligor in accordance with its terms;

               (vi) such Obligor has no subsidiaries except those listed on the Application and in each instance it owns the stated percentage of the outstanding stock of such subsidiaries.

        FINANCIAL STATEMENTS, ACCURATE NO CHANGE

            c. All financial statements of such Obligor previously delivered to the Bank, whether or not in connection with this Loan, are complete, correct present fairly the financial condition of such Obligor, reflect every liability (whether direct or contingent) and there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of such Obligor since latest financial statements delivered in connection with the Application.

        OTHER AGREEMENTS

            d. This Agreement will not violate any other indenture or other agreement nor any law, order, rule or regulation of any government instrumentality applicable to such Obligor or by which its property is bound nor will it result in the creation or imposition of any other lien, except for those being created by any Loan Document;

        LITIGATION

            e. There are no suits or proceedings pending or threatened against such Obligor or affecting any of its properties (of which such Obligor has any knowledge) except those previously disclosed and explained in writing to the Bank;

        TEXAS

            f. Federal Income Tax returns of such Obligor have been audited through the date shown on the application and deficiencies (if any) resulting from such examinations have been reserved against or discharged. Additionally, such Obligor has filed all required Federal, state and local returns including those for corporate franchise taxes, and has paid all taxes or assessments due thereon;

        ERISA

            g. Such Obligor, if required, is in compliance in every material respect with the applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and regulations or published interpretations thereof and has not had a Reportable Event occur with respect to any Plan as defined in ERISA; and

        REGULATIONS; PURPOSE; USE OF PROCEEDS

            h. Such Obligor is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System). The proceeds of the Loan will be used for the purpose described in the Application and no part of the proceeds of this Loan will be used to purchase or carry such stock or extend such credit or violate in any way Regulations G, T, U, or X of such Board of Governors,

        AFFIRMATIVE COVENANTS: Each Obligor (that is not an individual) covenants and agrees that, from the date hereof until the full satisfaction of the obligations under this Agreement, the Note and the other Loan Documents, it shall:

EXISTENCE AND PROPERTIES
        a. Preserve, protect, renew and keep in full force and effect its existence, rights, licenses, permits, patents, trademarks, trade names and franchises; comply with all laws and regulations applicable to it; not materially alter the nature or scope of business as presently conducted by it and preserve, repair and maintain all property utilized in the conduct of its business;

INSURANCE
        b. Maintain insurance with financially sound insurers on its properties against such risks as fire, public liability, lack of fidelity by its employees all as is customary with companies in similar businesses or as reasonably required by the Bank;

FINANCIAL STATEMENTS
        c.      Furnish to the Bank the following financial information:

               (i) not later than 120 days after the end of its fiscal year its balance sheet prepared (audited) in the same manner as those referred to in Section 2(c) all in accordance with generally accepted accounting principles consistently applied ("GAAP") and in the case of audited financial statements, certified in a manner satisfactory to the Bank by independent certified public accountants acceptable to the Bank;

                (ii) not later than 45 days after the end of each interim three month period, balance sheets and statements of income similar to those above; their accuracy certified in a manner satisfactory to the Bank by the chief financial officer.

                (iii) with each set of statements described above certified by the chief financial officer that no Event of Default has occurred; and

                (iv) within 45 days after the end of each quarterly period, accounts receivable aging schedules in form satisfactory to the Bank.

ACCESS TO PREMISES AND RECORDS
        d. Upon written request, permit the Bank's representatives access to any or all of such Obligor's properties and financial records, to make extracts from such records and to discuss the business, finances and affairs with its officers;

ADDITIONAL COLLATERAL
        e. Upon the happening of any Event of Default, upon demand of the Bank, furnish such further security as will be satisfactory to the Bank;

NOTICES
        f.      It shall promptly give written notice to the Bank of:

                (i) the details of any Reportable Event as defined in ERISA which has occurred;

                (ii) the occurrence of any event which alone or with notice, the passage of time or both, would constitute an Event of Default;

                (iii) the commencement of any proceeding or litigation which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of such Obligor or its ability to conduct business;

                (iv) the formation of any subsidiary of Borrower after the date of this Agreement which notice shall be accompanied by the Resolution of the Board of Directors of such subsidiary authorizing such subsidiary to executive this Agreement as an additional Guarantor, together with such execution by Amendment and such Guaranty.

                Each individual Obligor covenants and agrees from the date hereof until the full satisfaction of the obligations under this Agreement and the Note:

                (v) To give written notice to the Bank promptly of any event referred to in Section 3(f) (ii) or (iii); and

                (vi) To furnish to the Bank at the time the Borrower delivers the annual financial statements referred to in 3(c).(i) above, personal financial statements and/or income tax returns of the type and in the equivalent detail of those furnished to the Bank on or prior to the date hereof, in a form acceptable to the Bank.

                (vii) Upon the happening of any Event of Default, upon demand of the Bank, furnish such further security as will be satisfactory to the Bank.

(4) NEGATIVE COVENANTS: Each Obligor that is not an individual covenants and agrees that, from the date hereof until the full satisfaction of obligations under this Agreement and the Note, it will not without the Bank's prior written consent:

INDEBTEDNESS









LIENS

        b. Create, incur or permit to exist against any of its properties or assets, real or personal, tangible or intangible, now owned or hereafter acquired, any mortgage or other lien or encumbrance, except:

                (i) deposits or pledges relating to the payment of Workman's Compensation, Unemployment Insurance, old age pension or other Social Security or relating to the performance of bids, tenders, contracts or leases or to statutory obligations and surety or appeal bonds necessary to the continuance of the business in the ordinary course;




                (iii) liens shown on the Application, but not the extension of such lien to support any other obligation.

CONTINGENT OBLIGATIONS
        c. Assume, guarantee, endorse or otherwise become directly or contingently liable for the obligations of any other Person except for the Guaranty in connection with this Agreement and the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

LEASES




CAPITAL EXPENDITURES

SALE OF ASSETS, NOTES OR ACCOUNTS
        g. Sell, transfer, lease, sell and thereafter enter into an arrangement with the buyer to rent or lease back, all or any substantial part of its properties or assets; or sell, assign, discount or otherwise dispose of any of its notes or accounts receivable except for collection in the ordinary course of business;

MERGER
        h. Consolidate with or merge into any other corporation, or permit another corporation to merge into it, or acquire all or substantially all of the properties or assets of any other Person ("Person" is defined as natural persons, corporations, business trust associations, companies and partnerships);

LOANS OR INVESTMENTS










DIVIDENDS






WORKING CAPITAL







CURRENT RATIO



NET WORTH







DEBT WORTH






DEBT SERVICE COVERAGE
        o. Permit the ratio of earnings before interest and taxes to Debt Service for any fiscal year to be less than 1 to 1. ("Debt Service" is defined as all mandatory payments of principal required to be made for money borrowed plus interest expense.)

(5) EACH GUARANTOR AGREES:
        a. To execute in favor of and in form satisfactory to the Bank, a Subordination of any present or future indebtedness of Borrower to such Guarantor;

        b. To execute a guaranty of payment of Borrower's obligations hereunder to the Bank; and

        c. To notify the Bank of any material adverse change in the financial condition of any Obligor as and when Guarantor shall acquire knowledge thereof.

(6) EVENTS OF DEFAULT: In the case of the happening of any of the following events ("Events of Default"):
        a. the Borrower shall fail to pay the principal or interest on the Note or any fee or other amount due hereunder as and when due and payable;

        b. any representation or warranty made herein, in any Loan Document or in any other instrument, agreement or certificate furnished in connection with any of the foregoing shall prove false or misleading in any material respect;

        c. any change shall occur which in the opinion of the Bank may have a material adverse effect on the financial condition, business, or prospects of any Obligor;

        d. any occurrence delineated in any Loan Document as an Event of Default;

        e. any party shall default in the due observance or performance of any negative covenant contained in this Agreement or any Loan Document;

        f. any Obligor shall fail to pay any indebtedness or any interest thereon when due or shall fail to observe or perform any covenant, condition or agreement on its part relating to such indebtedness, if the effect of such failure to perform or observe is to accelerate or permit the acceleration of, after giving of notice or the passage of time, the maturity of such indebtedness, whether such failure to perform or observe shall have been waived;

        g. A Reportable Event shall have occurred with respect to any Plan as defined in ERISA and (i) the Bank has notified the affected Obligor in writing that it has determined that such Reportable Event constitutes reasonable grounds for termination of such Plan by the Pension Benefit Guaranty Corporation or the appointment of a trustee, to administer the Plan, by an appropriate U.S. District Court or (ii) such termination proceedings are commenced or such appointment occurs;

        h. any Loan Document shall at any time after its execution and delivery and for any reason cease to be in full force and effect, or the validity or enforceability thereof shall be contested by any Person, or any Guarantor or Subordinator shall deny it has any further liability or obligation thereunder or fail to perform its obligations thereunder.

        i. the loss of employment or death of any individual Obligor; or the death of a partner in or dissolution or suspension of business of any Obligor not an individual;

        j. one or more judgments for the payment of money shall be rendered against the Obligors and shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

        k. any Obligor shall be unable to pay its debts as they become due; make an assignment for the benefit of creditors; petition for the appointment of a custodian, receiver or trustee for it or its assets; commence any proceeding under any bankruptcy, or liquidation law of any jurisdiction; or have any such petition or proceeding commenced, against it, which petition or proceeding remains undismissed for a period of 30 days or more; or (vi) shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

                then, the Note shall be immediately due and payable in full, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein, in the Note, in the Security Agreement or elsewhere to the contrary notwithstanding.

(7)  MISCELLANEOUS:

EXPENSES

        a. The Obligors will pay all costs and expenses incurred by the Bank in connection with the Loan hereunder, the enforcement of any provision of this Agreement, the Note, any other Loan Document or the collection of any amount due hereunder or thereunder, including but not limited to, the reasonable fees and disbursements of outside counsel to the Bank and the allocated costs of internal Bank counsel, incurred in the course of the preparation or enforcement of the Loan Documents. The obligations of the Obligors under this Section shall survive the repayment of the Loan and the surrender of any Loan Documents.

GAAP

        b. All accounting terms used herein shall have the meaning assigned to them by generally accepted accounting principles, unless otherwise defined.

ADDITIONAL PROVISIONS

        c.






AMENDMENTS; NO WAIVER OR DISCHARGE

        d. No failure or delay by the Bank in exercising any right, power or remedy hereunder upon a breach hereof shall constitute a waiver of any such term, condition, covenant, agreement, right, power of Bank from exercising any such rights, power or remedy at any later time or times. This Agreement nor any other Loan Document may be changed, modified or discharged or waived in whole or in part and no right or remedy of Bank hereunder or under any other Loan Document may be waived except upon written agreement signed by Bank and any waiver shall be effective only in the specific instance for which given. If any Obligor is a partnership, this Agreement shall remain in force and applicable, notwithstanding any changes in the individuals composing the partnership, and the term Obligor shall include any alternate or successor partnerships, but any predecessor partnership and their partners shall not thereby be released from any liability.

LAW GOVERNING

        e. This Agreement and all rights hereunder, shall be governed by the laws of the State of New York and applicable laws of the United States and shall be binding upon the Obligors, their heirs, executors, administrators, successors and assigns and shall inure to the benefit of the Bank, its successors and assigns. The obligations and conditions of this Agreement shall continue until all indebtedness and liability of the Obligors to the Bank hereunder has been paid and satisfied in full.

JURISDICTION; VENUE; IMMUNITIES

        f. Borrower waives the right to trial by jury and agrees that the venue of any litigation arising under this note shall be in New York County and waives the right to interpose any counterclaim or offset of any nature in any such litigation.

UNENFORCEABILITY OF PROVISION

        g. Any provision hereunder which may prove unenforceable under any law shall not affect the validity of any other provision hereof.

By:  /s/  William E. Dye                    THE CHASE MANHATTAN BANK, N.A.
   --------------------------------------
   Title          President

By:                                         By: /s/  Donald Furrer
   --------------------------------------      ---------------------------------
   Title                                       Title     Vice President

   --------------------------------------
   Guarantor:

   --------------------------------------
   Guarantor:

                                   TERM NOTE

$100,000                                  New York, New York   March 11, 1996

FOR VALUE RECEIVED, LINOGRAPHICS (DELAWARE) CORPORATION (the "Borrower"), hereby promises to pay to the order of THE CHASE MANHATTAN BANK, N.A. (the "Bank"), at its office at 1 Chase Manhattan Plaza, New York, New York 10081 in lawful money of the United States and immediately available funds $100,000, repayable in 60 consecutive installments of principal plus interest.

PAYMENT OPTIONS.
(A) EQUAL PAYMENT OPTION: If the Borrower has elected to make payments under the equal payment option, a monthly payment of principal and interest must be made on the ____ day of each month, commencing __________, ____ and ending __________, ____. Each installment will be in the amount of $______, except as provided herein.

After ____ monthly payments have been made, the Bank will send a notice of the outstanding balance due and the Borrower shall pay such amount in no more than the remaining (3) monthly payments.

(B) FLUCTUATING PAYMENT OPTION: If the Borrower has elected this option, a monthly payment of principal in the amount of $1,667 plus interest on the unpaid principal in the amount specified in the monthly notice which will be sent by the Bank. Each payment will be due on the date specified in the notice.

Under either payment option the final installment will be in the amount necessary to repay the remaining unpaid balance plus any accrued and unpaid interest.

PAYMENTS IN GENERAL.
If any installment of this Note becomes due and payable on a Saturday, Sunday, or other day when banks in New York are permitted or required to close, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension.

All payments will be applied first to interest and then to principal. This Note may be prepaid in whole or in part and such payment applied to installments in the inverse order of their maturities.

INTEREST. The Borrower promises to pay interest from the date of this Note to but excluding the day the date of repayment in full (computed on the basis of 360 days) on the unpaid principal amount of the Note, at a rate per annum equal to:

                             (BORROWER INITIAL ONE)

     (A) Variable Rate (____) the rate as announced from time to time by the Bank as its principal office in New York as its prime commercial lending rate ("Prime Rate") plus one-half percent (1/2%); or

     (B) Fixed Rate (____) a rate of _____ percent per annum (____%).

Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum equal at all times to four percent (4%) above the rate otherwise in effect.

In no event shall this note bear interest at a rate higher than permitted by applicable law.

If this note bears interest at a Variable Rate the amount of interest payable hereunder may increase or decrease starting on _______, and on the _____ day of each month thereafter if the Prime Rate in effect on such day is higher or lower than the Prime Rate in effect on the ____ day of the previous month.

ADDITIONAL TERMS OF CREDIT AGREEMENT. This is the Note referred to in, and is entitled to the benefits of, the Business Term Loan Agreement dated March 8, 1996 between the Borrower and the Bank (the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events upon the terms and conditions specified in the Credit Agreement.

SECURITY. Without limiting the Bank's rights under any other agreement, the Borrower pledges and grants to the Bank a continuing lien upon assignment of all right, title and interest of the Borrower in and to the balance of every deposit account, now or at any time hereafter existing, of the Borrower with any office of the Bank, want any other claims of the Applicant against the Bank and in and to all money, instruments, securities, documents, claims and demands and other property of the Borrower which may at any time come into the possession, custody or control of any office of the Bank or any affiliate or subsidiary thereof, for any purpose. The Borrower agrees that the receipt of other security of whatever nature, including cash, shall not be deemed a waiver of any of the Bank's rights or powers hereunder.

GOVERNING LAW. This Note shall be governed by the laws of the State of New York, provided that, as to the maximum rate of interest which may be charged or collected, if the laws applicable to the Bank permit it to charge or collect a higher rate than the laws of New York, then such law shall be applied to determine the maximum rate of interest which may lawfully be charged by the Bank.


                                          [Name of Borrower]

                                          LINOGRAPHICS (DELAWARE) CORPORATION


                                          By: William E. Dye
                                             --------------------------------
                                          Title: President

                                   TERM NOTE

$50,000                                   New York, New York    July 26, 1996

FOR VALUE RECEIVED, Linographics (Delaware) Corporation (the "Borrower"), hereby promises to pay to the order of THE CHASE MANHATTAN BANK, (the "Bank"), at its office at 1 Chase Manhattan Plaza, New York, New York 10081 in lawful money of the United States and immediately available funds $50,000, repayable in 60 consecutive installments of principal plus interest.

PAYMENT OPTIONS.

     (A) Equal Payment Option: If the Borrower has elected to make payments under the equal payment option, a monthly payment of principal and interest must be made on the ______ day of each month, commencing __________________, ___________________ and ending _______________________,
     _________. Each installment will be in the amount of $___________________, except as provided herein.

     After _____ monthly payments have been made, the Bank will send a notice of the outstanding balance due and the Borrower shall pay such amount in no more than the remaining three (3) monthly payments.

     (B) Fluctuating Payment Option: If the Borrower has elected this option, a monthly payment of principal in the amount of $834.00 plus interest on the unpaid principal in the amount specified in the monthly notice which will be sent by the Bank. Each payment will be due on the date specified in the notice.

     Under either payment option the final installment will be in the amount necessary to repay the remaining unpaid balance plus any accrued and unpaid interest.

PAYMENTS IN GENERAL.

If any installment of this Note becomes due and payable on a Saturday, Sunday, or other day when banks in New York are permitted or required to close, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension.

All payments will be applied first to interest and then to principal. This Note may be prepaid in whole or in part and such payment applied to installments in the inverse order of their maturities.

INTEREST. The Borrower promises to pay interest from the date of this Note to but excluding the day the date of repayment in full (computed on the basis of 360 days) on the unpaid principal amount of the Note, at a rate per annum equal to:

                             (BORROWER INITIAL ONE)

     (A) Variable Rate (________) the rate as announced from time to time by the Bank as its principal office in New York as its prime commercial lending rate ("Prime Rate") plus one half percent (1/2%); or

     (B) Fixed Rate (________) a rate of ________ percent per annum (_______%).

Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum equal at all times to four percent (4%) above the rate otherwise in effect.

In no event shall this note bear interest at a rate higher than permitted by applicable law.

If this note bears interest at a Variable Rate the amount of interest payable hereunder may increase or decrease starting on July 26, 1996 and on the first day of each month thereafter if the Prime Rate in effect on such day is higher or lower than the Prime Rate in effect on the first day of the previous month.

ADDITIONAL TERMS OF CREDIT AGREEMENTS. This is the Note referred to in, and is entitled to the benefits of, the Business Term Loan Agreement dated July 26, 1996 between the Borrower and the Bank (the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events upon the terms and conditions specified in the Credit Agreement.

SECURITY. Without limiting the Bank's rights under any other agreement, the Borrower pledges and grants to the Bank a continuing lien upon and assignment of all right, title and interest of the Borrower in and to the balance of every deposit account, now or at any time hereafter existing, of the Borrower with any office of the Bank, want any other claims of the Applicant against the Bank and in and to all money, instruments, securities, documents, claims and demands and other property of the Borrower which may at any time come into the possession, custody or control of any office of the Bank or any affiliate or subsidiary thereof, for any purpose. The Borrower agrees that the receipt of other security of whatever nature, including cash, shall not be deemed a waiver of any of the Bank's rights or powers hereunder.

GOVERNING LAW. This Note shall be governed by the laws of the State of New York, provided that, as to the maximum rate of interest which may be charged or collected, if the laws applicable to the Bank permit it to charge or collect a higher rate than the laws of New York, then such law shall be applied to determine the maximum rate of interest which may lawfully be charged by the Bank.

                                          [Name of Borrower]


                                          Linographics (Delaware) Corporation

                                          By: /s/  William E. Dye
                                             ---------------------------------
                                          Title: President
                                                ------------------------------